CONSENT OF INDEPENDENT AUDITORS


        We consent to the use in this Post-Effective Amendment No. 6 to the AmeriPrime Funds' Registration Statement on Form N-1A of our report dated November 20, 1996 on the financial statements of the AmeriPrime Funds and the Financial Highlights included in the Prospectus and to the references made to us under the caption "Financial Highlights" and "Auditors" included in each Prospectus and under the caption "Accountants" included in each Statement of Additional Information.






/s/ McCurdy & Associates CPA's, Inc.
McCurdy & Associates CPA's, Inc.
Westlake, Ohio
December 17, 1996